UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): November 7, 2003

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                               61-1325129
          (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization)            Identification Number)

              5611 Fern Valley Road                          40228
              Louisville, Kentucky                         (Zip Code)
    (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

Item 5. Other Events.

On November 7, 2003, we issued a press release announcing developments related to the newly designed Compozit window. The press release is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

(c) Exhibits: Exhibit No. Description

99.1 News Release of ThermoView Industries, Inc. dated November 7, 2003.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ThermoView Industries, Inc.


Date:  November 10, 2003   By:      /s/ Charles L. Smith
                           -------------------------------------------------
                                   Charles L. Smith
                                   Chief Executive Officer
                                   (principal executive officer)

Exhibit 99.1
                                  NEWS RELEASE

                         ThermoView Industries Unveils
            new state-of-the-art Compozit window at annual VP meeting

     LOUISVILLE, KY (November 7, 2003) -- To most homeowners, a window is not just a window anymore. So, what does the most innovative window on the market mean to homeowners? ThermoView Industries, Inc. (Amex:THV), one of the nation's largest full-service home improvement remodeling companies, believes it has the answer to that question.

     At their annual vice presidents' meeting, ThermoView unveiled a prototype of a new Compozit window that is believed to be made of the strongest, most durable material on the market. While being 40% stronger than current vinyl windows, the new Compozit window is also 40% lighter, comes in a variety of designer colors and can also provide substantial energy savings when installed throughout a home. Additionally, this new window is expected to be priced in line with ThermoView's other top of the line window based products.

     "With the new Compozit window, we are continuing our advancement in new product technology and our efforts to have the best products on the market," said Charles L. Smith, ThermoView's president and CEO. "The new Compozit window, made of this state-of-the-art material and extrusion process, will give homeowner's a highly weatherable product that will last for a substantially longer period of time than the ordinary vinyl products currently on the market. Additionally, we are developing a warranty for this product that will be unprecedented in the industry. We believe that this new Compozit window will be the only one of its kind and coupled with the unmatched warranty will make it a product that stands alone in the home improvement industry. This and the possibility of ultimate energy savings as well, make this product a great investment for the homeowner."

     ThermoView's Compozit window components are manufactured through their joint venture with Roycom, Inc., a Canada-based extruder of window and door profiles which are produced with proprietary thermoplastic resins engineered by GE Plastics, a division of General Electric Company. ThermoView currently markets and distributes Compozit products in the midwestern U. S. through its Thermal Line Windows, LLP and Leingang Siding and Window, Inc. subsidiaries.

     "The manufacturing process for the new Compozit window has been a very solid and detailed process. We have incorporated many revisions for quality and have worked very hard to make sure that we can price this new product in line with our current offerings and that has taken some time. All told though, we anticipate the new Compozit window to be available late in the first quarter (calendar year) of 2004. The unveiling of this product to our subsidiary vice presidents not only shows ThermoView's investment in the future of the home improvement business but is also a testament of our commitment to our shareholders as a company focused on growth and innovation."

     At the meeting where the new prototype Compozit window was unveiled, ThermoView also introduced David Iglehart as the corporations' new National Advertising Director and Ed Antle as the new National Marketing Director.

     "These gentleman come to ThermoView Industries with great experience and fresh perspectives and this further establishes our plan for greater efficiencies in these two critical areas of our business," Smith Said. "Their focus in advertising and marketing will enhance our transition to a nationally branded company."

About ThermoView Industries, Inc.
     ThermoView is a national company that designs, manufactures, markets and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners. ThermoView's other services include vinyl siding and home-textured coatings; kitchen and bathroom remodeling; patio, deck and sunroom construction; and roofing. ThermoView's common stock is listed on the American Stock Exchange under the ticker symbol "THV." Additional information on ThermoView Industries is available at http://www.thv.com.

Safe Harbor Statement
     Statements  in this news release that are not  descriptions  of  historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as expect, intends, believes, plans, anticipates and likely also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially from those currently anticipated due to a number of factors including, but not limited to history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure and intellectual property rights. All forward-looking statements are made pursuant to the Securities Litigation
Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission. ThermoView undertakes no obligation to update forward-looking statements for revisions or changes after the date of this release.



CONTACTS:
David Iglehart, National Advertising Director, ThermoView Industries, Inc., (http://www.thv.com), 502-968-2020. -------------------